AMENDMENT NO. 11

TO

REVOLVING CREDIT AGREEMENT

between

MIDAS SERIES TRUST,

on behalf of each of its series and

THE HUNTINGTON NATIONAL BANK

Dated as of March 1, 2026

AMENDMENT NO. 11

TO

REVOLVING CREDIT AGREEMENT

This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of March 1, 2026 by and between MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), executing this Amendment on behalf of itself, and, if applicable, on behalf of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).

WHEREAS, the Borrower is an open-end registered investment company under the Investment Company Act of 1940, as amended, and the Funds are investment series of the Borrower;

WHEREAS, the Borrower and Bank have previously entered into an REVOLVING CREDIT AGREEMENT dated as of June 18, 2018, (as said REVOLVING CREDIT AGREEMENT may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, for the benefit of certain of its investment series, including the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and

WHEREAS, Argent Institutional Trust Company has agreed to acquire the corporate and institutional custody business from the Bank.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:

Section 1    Amendments

(a)   the following definitions in Section 1.1 of the Agreement are deleted in their entirety and replaced with the following:

“Authorization Letter” means the Authorization Letter(s), as executed by the Borrower and the Investment Adviser from time to time on behalf of the Fund on March 1, 2026, including as such Authorization Letter may be amended, restated or otherwise modified from time to time, whereby the Borrower and the Investment Adviser authorize the Custodian to direct the making of Loans to the Borrower pursuant to this Agreement.

“Custodian” means Argent Institutional Trust Company.

“Custody Agreement” means that certain Custodian Agreement by and between the Custodian and Borrower dated as of March 1, 2026, as it may be amended, restated or otherwise modified from time to time.

“Permitted Liens” shall mean Liens to the Bank under this Agreement or in connection with the Bank’s activities as a Fund’s securities lending and custodial agent, Liens of governmental entities that secure amounts not at the time due and payable and that are imposed by law without the consent of the Borrower, Liens in favor of the Custodian, and Liens in favor of a Fund’s broker or other intermediary relating to short sales and other transactions permitted under a Fund’s prospectus or Statement of Additional Information.

“Pledge Agreement,” means that Pledge and Security Agreement by and between the Bank, Borrower, and Custodian dated March 1, 2026, including as such Agreement may be amended, restated or otherwise modified from time to time.

(b)   Effective as of the date of this Amendment, Section 2.5 of the Agreement is deleted in its entirety and replaced with the following:

2.5   Term of Facility. Except as otherwise provided in this Section 2.5, with respect to a Fund, the term of the Facility shall expire on the Maturity Date, and the entire outstanding principal balance of the Loans and all accrued interest and other charges, with respect to such Fund, shall become due and payable not later than that date in the event that any principal or accrued interest and other charges have not been previously repaid. The Maturity Date may be extended for successive 364 day terms upon (a) the Bank’s executive committee (or similar committee established from time to time) approving an extension of the Facility, (b) the Bank giving written notice of such extension to Borrower prior to the end of the current or extended term, (c) the payment of the Commitment Fee, and (d) the execution of a Note; provided, however, that the Borrower may elect not to renew the Facility by giving written notice to the Bank no less than thirty (30) days prior to the end of the current or extended term. This Facility shall automatically terminate upon the termination of the Custody Agreement, except upon the simultaneous execution by the Bank, Custodian, and Borrower of a substantially identical custody agreement in replacement thereof. Until all Obligations have been fully repaid and this Agreement has terminated, the Bank shall retain its security interest in all Collateral, then existing or arising thereafter, pledged to the Bank pursuant to the Pledge Agreement. Subject to the foregoing, this Agreement may be terminated by the Bank or Borrower at any time.

(c)   Effective as of the date of this Amendment, Section 7.1(g) of the Agreement is deleted in its entirety and replaced with the following:

(g)   the Custody Agreement is terminated except upon the simultaneous execution by the Bank, Custodian, and the Borrower of a substantially identical custody agreement in replacement thereof, in form and substance satisfactory to the Bank;

(d)   Effective as of the date of this Amendment, the following Section 17(k) is added to the Agreement:

(k)   the Pledge Agreement, and/or the Control Agreement annexed thereto, is terminated except upon the simultaneous execution by the Bank, Custodian, and the Borrower of substantially identical agreements in replacement thereof, in form and substance satisfactory to the Bank.

(e)  Effective as of the date of this Amendment, the following Exhibits, relating to the Agreement, each of which is attached hereto, are made part of the Agreement, and replace those currently in effect:

Exhibit 1.1 – Participating Funds

Exhibit 2.1 – List of Authorized Representatives

Exhibit 3.1 – Certificate of Borrower

Exhibit 3.7 – Specific Representations of the Borrower

Appendix A – Pledge and Security Agreement Appendix

B – Authorization Letter

Section 2.   Miscellaneous.

(a)   This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)   Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract, or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.

(c)   All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

(d)   Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(e)   This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.

MIDAS SERIES TRUST on behalf of those Funds listed on Exhibit 1.1 of the Agreement

By: /s/ Russell L. Kamerman, Esq.

Name: Russell L. Kamerman, Esq.
Title: General Counsel

THE HUNTINGTON NATIONAL BANK

By: /s/ Michael Felix

Name: Michael Felix
Title: Senior Vice President

EXHIBIT 1.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

Date: June 18, 2018, as amended March 1, 2026

PARTICIPATING FUNDS

Fund	Date Added
Midas Discovery	June 18, 2018
Midas Special Opportunities	June 18, 2018

EXHIBIT 2.1

TO REVOLVING CREDIT AGREEMENT BETWEEN

MIDAS SERIES TRUST

Fund: Midas Series Trust

DATE: June 18, 2018, as amended March 1, 2026

LIST OF AUTHORIZED REPRESENTATIVES

In accordance with section 2.1(b) of that certain revolving credit agreement dated June 18, 2018, between Midas Series Trust (the “Borrower”) and The Huntington National Bank (the “Bank”), the Borrower hereby authorizes the Bank to act upon the telephonic and/or written instructions of the following authorized representatives of the Borrower:

Borrower and/or Investment Adviser:	Russell L. Kamerman, Esq.
Heidi Keating
Donald Klimoski II, Esq. Thomas O’Malley Daniel Ross
Thomas B. Winmill, Esq.

Custodian:	Any and all officers and employees of Argent Institutional Trust Company

Midas Series Trust, on behalf of those Funds listed on Exhibit 1.1

By: /s/ Russell L. Kamerman Name: Russell L. Kamerman, Esq. Title: General Counsel

EXHIBIT 3.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

FORM OF CERTIFICATE OF BORROWER

Date: June 18, 2018, as amended March 1, 2026

MIDAS SERIES TRUST

CERTIFICATE OF BORROWER

Re: Midas Series Trust $15,000,000 Financing, consisting of $9,000,000 for Midas Discovery and $6,000,000 for Midas Special Opportunities

From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting President of Midas Series Trust, a Delaware statutory trust (the “Borrower”), and the undersigned does hereby further certify as follows:

1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Delaware.

2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.

3.

The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Russell L. Kamerman, Esq.	Secretary, General Counsel, and Chief Compliance Officer
Heidi Keating	Vice President
Donald Klimoski II, Esq.	Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer
Thomas O’Malley	Treasurer, Chief Financial Officer, and Chief Accounting Officer
Daniel Ross	Investment Analyst
Louis Soulios	Vice President, Finance
Thomas B. Winmill, Esq.	Chairman, President, Chief Executive Officer, and Chief Legal Officer

4.

Each officer whose personal signature appears above has been duly authorized by resolution of the Board of Trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.

6.

The Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Delaware.

7.

Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 1st day of March 2026.

Thomas B. Winmill, Esq., President

The undersigned does hereby certify that he is the Secretary of the Borrower and does further certify that the signatory above is the President of the Borrower, and that his signature set forth above is her true and customary signature.

Russell L. Kamerman, Esq., Secretary

EXHIBIT 3.7

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

Funds: Midas Series Trust

Date:        June 18, 2018, as amended March 1, 2026

SPECIFIC REPRESENTATIONS OF BORROWER

1.	The exact legal name of the Borrower is: Midas Series Trust

2.	If the Borrower has changed its name since it was established, its past legal names were: See Item 11 below

3.	The Borrower uses in its business and owns the following trade names:

   N/A

4.	The Borrower was organized on September 28, 2012 and is in good standing under the laws of the State of Delaware.

5.	The Borrower has its chief executive office and principal place of business at:

P.O. Box 4, Walpole, NH 03608

6.

The Borrower maintains all of its records with respect to its accounts at that address and at Ultimus Asset Services, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 (the offices of the Borrower’s Transfer, Dividend Disbursing and Investment Accounting Services Agent) and State Street Bank and Trust Company, 801 Pennsylvania, Kansas City, MO 64105 (the offices of the Borrower’s former custodian and lender).

7.	The Borrower also has places of business at: N/A

8.

No securities owned by the Participating Funds are located at any other place, nor were they located at any other place within the past four (4) months, except as held by The Huntington National Bank or Argent Institutional Trust Company, as custodian, and by the agents and sub-custodians thereof

9.

In the past five (5) years the Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except:

The Borrower has maintained its chief executive office or principal place of business at 11 Hanover Square, 12th Floor, New York, NY 10005; 2255 Buffalo Road, Rochester, NY 14624; 3814 Route 44, Millbrook, NY 12545

10.	If the name of any Fund has been changed since it was formed, its past names are:

Current Name	Previous Names
Midas Discovery	Midas Fund
Midas Fund, Inc.

Midas Special Opportunities	Midas Magic Midas Magic, Inc.
Midas Special Fund, Inc.

APPENDIX A

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST AND

THE HUNTINGTON NATIONAL BANK

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”), dated as of March 1, 2026, between Midas Series Trust, a Delaware statutory trust (the “Borrower”), executing this Agreement on behalf of itself and on behalf of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”), and THE HUNTINGTON NATIONAL BANK, a national banking association (“Bank”). In the event of conflict between the Revolving Credit Agreement and this Agreement, this Agreement shall control.

W I T N E S S E T H:

WHEREAS, the Borrower and Argent Institutional Trust Company (“Custodian”) have previously entered into a Custody Agreement dated March 1, 2026 (as said Custody Agreement may be amended, restated or otherwise modified from time to time, “the Custody Agreement”), pursuant to which Bank holds securities as custodian for the Borrower on behalf of the Funds, all as more fully set forth in the Custody Agreement; and

WHEREAS, the Borrower, on behalf of the Funds, is issuing to Bank a promissory note (as said Note may be amended, restated or otherwise modified from time to time, the “Note”) in connection with the execution on the date hereof by the Borrower on behalf of the Funds and Bank of that certain Revolving Credit Agreement (as said Loan Agreement may be amended, restated or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, on behalf of the Funds, the Investment Adviser and the Bank may execute a Foreign Exchange Agreement(s) (“FX Agreement”) pursuant to which the Investment Adviser enters into foreign exchange transactions on behalf of a Fund for hedging and investment purposes and the Borrower, on behalf of the Funds, the Investment Adviser and the Bank may execute an ISDA Master Agreement (Multicurrency - Cross Border), as well as any related annexes, confirmations and other documentation (an “FX Options Agreement”, and together with the FX Agreement, the “FX Documentation”), pursuant to which the Investment Adviser may enter into foreign currency options transactions on behalf of a Fund; and;

WHEREAS, it is a condition to Bank executing the Loan Agreement, an FX Agreement and, if applicable, an FX Options Agreement that this Agreement be executed and delivered by the Borrower, pursuant to which the Borrower is, among other things, agreeing to pledge securities owned by the Borrower but held by a Fund to (i) secure borrowings incurred by the Borrower on behalf of the Fund under the Loan Agreement and as reflected on the Note and (ii) secure the settlement of foreign exchange transactions under the FX Documentation.

NOW, THEREFORE, in consideration of the premises and to induce Bank to agree to execute the Loan Agreement and the FX Documentation, it is agreed as follows:

1.   Definitions.

Specific Definitions. The following definitions shall apply:

“Alternative Funding Date” shall have the meaning given it in the FX Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday, or other day on which Bank is authorized or required to be closed.

“Collateral” shall have the meaning set forth that term in Section 2. “Costs” shall have the meaning set forth that term in Section 4.

“Default” means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.

“Event of Default” has the meaning set forth in Section 8.

“Governmental Authority” shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.

“Insolvency Event” means, with respect to a Person, any of the following: a court enters a decree or order for relief in respect to such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such Person or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against such Person; or such Person commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing.

“Investment Adviser”, has the meaning set forth in Exhibit 1.1

“Lien” means any security interest, mortgage, pledge, assignment, or voluntary or involuntary lien, charge or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

“Obligation(s)” (i) means all loans, advances, indebtedness and other obligations of the Borrower owed to Bank under the Loan Agreement, as the same may be amended from time to time hereafter, of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all expenses and attorney’s fees incurred by Bank under this Agreement or any other document or instrument related thereto, and (ii) any amounts owed to the Bank in connection with any foreign exchange transaction or foreign currency options transaction entered into on behalf of a Fund and to pay any and all applicable fees under the FX Agreement, the FX Options Agreement or any Pledge Documents, and all Costs incurred by the Bank.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Person” shall mean and include an individual, business trust, statutory trust, corporation, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity.

“Pledge Documents,” means this Agreement and the Control Agreement dated March 1, 2026, by and among the Borrower, on behalf of the Funds; the Custodian and the Bank, including any and all such documents as they may be amended, restated or otherwise modified from time to time.

“Requirements of Law” as to any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person and any determination of an arbitrator or a court or other Governmental Authority, or law, treaty, rule or regulation or, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sanctioned Entity” means (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a Person resident in or determined to be resident in a country, in each case, that is subject to a country Sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals maintained by OFAC.

“Securities” shall have the meaning set forth that term in Section 2.

“Settlement Date” has the meaning given it in the FX Documentation.

“Trade Date” has the meaning given it in the FX Documentation.

“Trust Custody Account,” means each account of the Borrower established with the Custodian on behalf of a Fund pursuant to the Custody Agreement.

2.   Pledge. To secure the payment and performance by the Borrower, on behalf of a Fund, of the Obligations under the Loan Agreement and the FX Documentation, the Borrower grants to the Bank and its successors and assigns, with full power and discretion as hereinafter provided, a continuing first priority lien and security interest in and right of setoff against all of the Borrower’s rights, title and interest, including without limitations the Borrower’s securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted by the State of Indiana (the “UCC”)), in and to the Securities (as defined below) now or at any time held or controlled by Custodian pursuant to the Custody Agreement or by any third party, whether or not acting on behalf of the Bank, together with all the Borrower’s rights, title and interest in and to all Securities and financial assets (as such term is defined in Article 8 of the

UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (the “Collateral”).

The Borrower acknowledges and agrees that so long as this Agreement is in effect, the Custodian is holding physical possession and/or control of the Securities for the purposes set forth in the Custody Agreement.

“Securities” shall include, without limitation, whether certificated or uncertificated, those common and preferred stocks, bonds, registered and unregistered investment company securities, call options, put options, debentures, notes, bank certificates of deposit, banker’s acceptances, mortgage backed securities, U.S. Treasury Securities, money market instruments or other obligations, repurchase agreements and the underlying collateral, certificates, receipts, warrants, securities entitlements, securities accounts or other investment property, instruments or documents, and all additions, all as owned by the Borrower on behalf of a Fund. Securities shall also include any rights or other interests therein to receive, purchase or subscribe for any of the foregoing and all investments and rights therein. The collateral value of the Securities shall be calculated in accordance with the procedures set forth in the Borrower’s current prospectus and Statement of Additional Information (“Securities Valuation”).

3.   Authorization to File Financing Statements; Ratification. The Borrower hereby authorizes the Bank to file all financing statements. The Borrower will deliver to the Bank control agreements (substantially in the form attached here to as Annex 1, a “Control Agreement”) and other documents and take such other actions as may from time to time be requested by the Bank in order to maintain a first perfected security interest in and, if applicable, Control (as defined in the UCC) of the Collateral owned by the Borrower on behalf of a Fund. Any financing statement filed by the Bank may be filed in any filing office in any UCC jurisdiction and may indicate the Borrower’s Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) by any other description which reasonably approximates the description contained in this Agreement.

4.   Fees and Costs. The Borrower shall reimburse the Bank for all fees, costs and expenses including, without limitation, reasonable attorney’s fees, other professional fees, appraisal fee, court costs, litigation and other expenses (collectively, “Costs”) incurred in connection with the enforcement of the Pledge Documents without any limitation. Costs shall be due and payable upon demand by the Bank. If the Borrower fails to pay Costs upon such demand, the Bank is entitled to disburse such Costs as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Loan Agreement. This provision shall survive the termination of this Agreement.

5.   Representations and Warranties. The Borrower represents and warrants to the Bank that:

(a)   As of the date of each Loan (as defined in the Loan Agreement) and each transaction under the FX Documentation, the Borrower will be the sole beneficial owner of the Securities free and clear of any security interest, pledge, or other lien or encumbrance (collectively, “Lien”) thereon or affecting the title thereto, except for Liens in favor of the Bank and the Custodian and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of the Borrower;

(b)   The Borrower has the right and requisite authority to pledge, mortgage, assign, transfer, deliver, deposit, set over, grant a security interest in and confirm the Securities to the Bank and/or the Custodian, as applicable, as provided herein;

(c)   The Borrower has obtained all permits, consents, approvals, authorizations or other orders of any Person, corporation, partnership, trust, governmental entity, or other entity required for the execution and delivery of this Agreement or the delivery of the Securities to the Custodian; and

(d)   The Borrower has good and marketable title to the Securities, and the Liens granted to the Bank pursuant to this Agreement are fully perfected first priority Liens in and to the Securities assuming that the Custodian has physical possession and/or control of the Securities as set forth in Section 2, Control Agreements remain in effect with respect to the Securities providing control of the Securities to the Bank, and that Bank makes and continues such UCC-1 financing statement filings as are necessary to perfect Bank’s security interest in the Securities.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement and shall be deemed to have been made anew upon the making of each Loan pursuant to the Loan Agreement.

6.   Covenants. The Borrower covenants and agrees that until payment in full of all the Obligations:

(a)   Without the prior written consent of the Bank, it will not mortgage, pledge or otherwise encumber any of the Borrower’s rights in or to the Securities or any unpaid dividends or other distributions or payments with respect thereto, or grant a Lien in any of the above; and

(b)   The Borrower, at the Borrower’s expense, will obtain, execute, acknowledge and deliver all such instruments and take all such action necessary (or as the Bank from time to time may request) in order to ensure the Bank shall have and retain the benefits of the first priority Lien in the Securities intended to be created by this Agreement, including without limitation the delivery of all notices and the procurement of all acknowledgments and Control Agreements as may be required by Article 8 and/or Article 9 of the Uniform Commercial Code, as adopted by the applicable jurisdiction and as amended from time to time.

(c)   The Borrower will not cause or permit any Fund to create, incur, assume or permit to continue in existence any Lien on Collateral now owned or hereafter acquired by the Borrower, except for Liens to the Bank under this Agreement in favor of the Custodian.

7.   Rights with Respect to Securities.

(a)   Except as provided in this Agreement, the Borrower shall have the rights provided to it in the Custody Agreement or any Control Agreement. The Borrower shall have the right, from time to time, to vote and give consents with respect to the Securities for all purposes not inconsistent with the provisions of this Agreement, the Custody Agreement or any Control Agreement. Notwithstanding anything else set forth in this Agreement, in the event of a conflict between this Agreement, the Custody Agreement and the Control Agreement, the provisions of this Agreement and the Control Agreement shall control and in the event of a conflict between this Agreement and the Control Agreement, the Control Agreement shall control.

(b)   The Bank (itself or through an agent) is hereby authorized and empowered at its election, subject to the terms of the Control Agreements, to transfer and register in its name or in the name of its nominee the whole or any part of the Securities to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales, but without any previous notice or advertisement, the whole or any part of the Securities and to otherwise act with respect to the Securities as though the Bank was the outright owner thereof. Except as provided in the Authorization Letter (as defined in the Loan Agreement), the Bank hereby agrees that it shall not exercise any of the powers granted in this Section 7(b) unless an Event of Default (as defined in Section 8) has occurred.

(c)   All dividends and other distributions in respect of any of the Securities, whenever paid or made, shall be delivered to the Bank as contemplated by the Custody Agreement and held by the Bank subject to the Lien created by this Agreement.

8.   Events of Default. The following shall each constitute an “Event of Default” under this Agreement:

(a)   The occurrence of an Event of Default under the terms of the Loan Agreement, the Note or the FX Documentation;

(b)   Failure by the Borrower to observe and perform any covenant, condition, or agreement on the Borrower’s part to be observed or performed under this Agreement;

(c)   Failure of any representation or warranty of the Borrower contained in this Agreement to be true when given;

(d)   An Insolvency Event occurs with respect to the Borrower;

(e)   Any of the following occurs: there is a material impairment of the value or priority of the Bank’s Lien in the Collateral; a notice of lien, levy or assessment is filed against the Borrower or an asset of the Borrower by any government authority; or a judgment or other claim becomes a Lien on any Collateral; or any asset of the Borrower is seized, attached, or otherwise levied upon by a judicial officer;

(f)   Any event occurs which might, in the Bank’s reasonable opinion, have a material adverse effect on the Collateral pledged to the Bank under this Agreement or on the Borrower’s financial condition, operations or prospects or the ability of the Borrower to perform its obligations under this Agreement or any other Pledge Document; or

(g)   The Custody Agreement is terminated except upon the simultaneous execution by the Bank, the Custodian, and the Borrower of a substantially identical custody agreement in replacement thereof, in form and substance satisfactory to the Bank.

9.   Remedies.

(a)   If an Event of Default shall occur and be continuing, then or at any time thereafter, and in addition to the rights and remedies of Bank pursuant to the terms and provisions of the Loan Agreement and the Note, the Bank (itself or through an agent) is hereby authorized and empowered at its election, to sell in one or more public or private sales after seven days’ notice (which notice the Borrower agrees is commercially reasonable) but without any previous notice or advertisement, the whole or any part of the Securities. Any sale may be either for cash or upon credit or for future delivery, and the Bank may be the purchaser of the whole or any part of the Securities so sold and hold the same thereafter in its own right free from any claim of the Borrower or any right of redemption. The Bank reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by any officer or agent of the Bank.

(b)   If, at the original time or times appointed for the sale of the whole or any part of the Securities, the then current market price is inadequate to discharge in full all the Obligations, or if the Securities be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Bank, in its discretion, the unlikelihood of the proceeds of the sales of all of the Securities being sufficient to discharge all the Obligations, the Bank may, on one or more occasions, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven days’ notice to the Borrower.

(c)   In the event of any sale(s) hereunder the Bank shall, after deducting all costs or expenses of every kind (including, to the full extent permitted by law, attorney’s fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sale(s) to the payment or reduction, either in whole or in part, of the Obligations returning the surplus, if any, to the Borrower.

(d)   If, at any time when the Bank shall determine to exercise its right to sell the whole or any part of the Securities hereunder, such Securities or the part thereof to be sold shall not be effectively registered, for any reason whatsoever, under the Securities Act of 1933, as then in effect (or any similar statute then in effect) (the “Securities Act”), the Bank may, in its discretion (subject only to applicable Requirements of Law), sell such Securities or part thereof by private sale in such manner and under such circumstances as the Bank may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Bank in its discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Securities or part thereof could be or shall have been filed under said Securities Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Securities or part thereof. In addition to a private sale as provided above in this Section 9, if any of the Securities shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then the Bank shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable Requirements of Law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at sale, (ii) as to the content of legends to be placed upon any certificates representing the Securities sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Borrower and such Person’s intentions as to the holding of the Securities so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Bank may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state or other jurisdictions’ securities laws.

(e)   The Borrower acknowledges that any sale under the circumstances described in this Section 9 shall be deemed to have been held in a manner which is commercially reasonable. In the event of any such sale under the circumstances described in this Section 9, the Bank shall incur no responsibility or liability for selling all or any part of the Securities at a price which the Bank may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred until after registration as aforesaid.

(f)   The Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Securities or the possession thereof by any purchaser at any sale hereunder, and the Borrower waives the benefit of all such laws to the extent it lawfully may do so. The Borrower agrees that it will not interfere with any right, power and remedy of the Bank provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies. No failure or delay on the part of the Bank to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the

Borrower by the Bank with respect to any such remedies shall operate as a waiver hereof, or limit or impair the Bank’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Borrower in any respect.

(g)   The Bank acknowledges and agrees that the exercise of remedies set forth in this Section 9 is subject to compliance with the terms of the Control Agreements.

10.  Waiver.

(a)   The Borrower waives any right to require Bank to: (i) proceed against or exhaust any security held for the Obligations, or (ii) pursue any other remedy in Bank’s power whatsoever. The Borrower hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon, and in giving notice to or of making any claim or demand hereunder upon the Borrower.

(b)   No delay on the Bank’s part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Borrower by the Bank with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Bank’s right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Bank’s rights as against the Borrower in any respect. No act or omission of any kind on Bank’s part shall in any event affect or impair this Agreement.

11.   Indemnification. The Borrower agrees to indemnify and hold the Bank harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney’s fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank, in good faith, under this Agreement and in respect of any transactions effected in connection with this Agreement, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Securities as provided herein. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

12.   Miscellaneous.

(a)   The Borrower agrees to promptly reimburse Bank for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Bank in connection with the administration and enforcement of this Agreement and/or the Note and/or the Loan Agreement; provided, however, that this Section 12(a) shall not be construed as granting the Bank a security interest in any Securities for the purpose of paying such counsel fees.

(b)   This Agreement shall be binding upon the Borrower and the Borrower’s assigns, and shall inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Bank and the Borrower.

13.   Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered by hand or when mailed by registered or certified mail, return receipt requested, or when sent by facsimile transmission, addressed as follows:

(a)  If to Bank:

The Huntington National Bank

45 North Pennsylvania Street

INHP22

Indianapolis, IN 46204

Attention: Michael Felix

Tel: 317-687-2440

Email: Michael.Felix@Huntington.com

(b)  If to the Trust:

Midas Series Trust

P.O. Box 4

Walpole, NH 03608

Attention: Russell L. Kamerman, Esq., General Counsel

Tel: 212-785-0900, Ext. 275

Email: rkamerman@performancedriven.us

with a copy to:

Midas Management Corporation

P.O. Box 4

Walpole, NH 03608

Attention: Donald Klimoski II, Assistant General Counsel

Tel: 212-785-0900, Ext. 280

Email: dklimoski@performancedriven.us

Either party may change such address by sending notice of the change to the other party.

14.   Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

15.   Governing Law; Jurisdiction. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio. The Borrower agrees that the state and federal courts in Franklin County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Borrower at its address described in the Notices section of this Agreement. BANK AND THE BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST ANY OTHER ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

MIDAS SERIES TRUST, on behalf of the Funds
“Borrower”

By: /s/ Russell L. Kamerman Name: Russell L. Kamerman, Esq. Title: General Counsel

THE HUNTINGTON NATIONAL BANK, “Bank”

By: /s/ Michael Felix Name: Michael Felix
Title: Senior Vice President

EXHIBIT 1.1

TO PLEDGE AND SECURITY AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

PARTICIPATING FUNDS

Fund	Investment Adviser	Date Added
Midas Discovery	Midas Management Corporation	June 18, 2018
Midas Special Opportunities	Midas Management Corporation	June 18, 2018

MIDAS SERIES TRUST on behalf of the Funds,
“Borrower”

By: /s/ Russell L. Kamerman Name: Russell L. Kamerman, Esq. Title: General Counsel

THE HUNTINGTON NATIONAL BANK, “Bank”

By: /s/ Michael Felix Name: Michael Felix
Title: Senior Vice President

ANNEX 1

TO PLEDGE AND SECURITY AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

CONTROL AGREEMENT

This Control Agreement (this “Agreement”), dated March 1, 2026 is by and among MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”) executing this Agreement on behalf of itself and on behalf of those investment series set forth in Exhibit A (the “Funds” and each, a “Fund”), THE HUNTINGTON NATIONAL BANK, a national bank (“Bank”), and ARGENT INSTITUTIONAL TRUST COMPANY, (the “Custodian”).

WHEREAS, the Borrower and the Custodian are parties to a certain Custody Agreement(s) whereunder Custodian holds custody of various assets of Borrower, which include the Collateral Account(s), as defined and listed below; and

WHEREAS, the Borrower and Bank have entered into the Pledge Agreement dated as of March 1, 2026; and

WHEREAS, Bank, the Borrower and the Custodian are entering into this Agreement to provide for Bank’s control of the Collateral Account(s) and the financial assets and other property held in the Collateral Account(s).

NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.   Establishment of Collateral Account(s). The Custodian hereby confirms and agrees that:

1.1   Custodian has established the following account(s) (the “Collateral Account(s)”), in the name of the Borrower.

Fund	Collateral Account Numbers
Midas Discovery	15040001820
Midas Special Opportunities	15040001830

1.2   The Custodian is, and at all times hereafter will be, acting in the capacity of “Securities Intermediary” (as such term is defined in Article 8 of the Uniform Commercial Code as adopted by the State of Ohio (the “UCC”)) in respect of all Securities or other property credited to the Collateral Account(s).

1.3   All securities or other property underlying any financial assets credited to the Collateral Account(s) shall be registered in the name of the Custodian or its nominee, indorsed to the Custodian or in blank and in no case, will any financial asset credited to a Collateral Account be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent the foregoing have been specially indorsed to the Custodian or in blank.

2.    Collateral Account Control.

2.1   Bank Security Interest. The Borrower has granted Bank a security interest in the Collateral and Collateral Account(s).

2.2   Control. Custodian will comply with the entitlement order(s) (as defined in the UCC) or other instruction(s) received from the Borrower until Custodian receives a written notice from Bank instructing Custodian that Bank is exercising its right to exclusive control over the Collateral Account(s). Such notice, which shall be substantially in the form attached hereto as Exhibit B, is referred to herein as a “Notice of Exclusive Control”. After Custodian receives a Notice of Exclusive Control and Custodian has a reasonable time to act thereon, Custodian shall thereafter comply only with the entitlement order(s) (as defined in the UCC) or other instruction(s) received from Bank with respect to the Collateral and the Collateral Account(s) without further consent of Borrower or any other Person. If the Custodian receives conflicting entitlement orders or instructions from the Borrower and the Bank, the Custodian shall follow the instructions or entitlement orders originated by the Bank.

3.    Limited Responsibility of Custodian.

3.1   The Custodian shall have no responsibility or liability to Bank for complying with entitlement orders or other instructions originated by the Borrower concerning the Collateral Account(s) or any Collateral, prior to Custodian receiving a Notice of Exclusive Control and Custodian having had a reasonable time to act thereon.

3.2   The Custodian shall have no responsibility or liability to the Borrower, for complying with a Notice of Exclusive Control or complying with entitlement orders or other instructions originated by Bank concerning the Collateral Accounts or any Collateral. The Custodian shall have no duty to investigate or make any determination as to whether any entitlement order or Notice of Exclusive Control is appropriate whether or not the Borrower may allege that such entitlement order or Notice of Control is inappropriate. Upon Bank issuing a Notice of Exclusive Control, the Borrower agrees not to issue any request or instructions to Custodian to make trades of securities held in the Collateral Account(s) or to transfer or withdraw any financial assets, cash or other property from the Collateral Account(s) without the prior written consent of Bank.

3.3   Notwithstanding any provision contained herein or in any other document or instrument to the contrary, Custodian shall not be liable for any action taken or omitted to be taken at the instruction of Bank or the Borrower, as applicable, or any action taken or omitted to be taken under or in connection with this Agreement, except for Custodian’s own gross negligence or willful misconduct in carrying out such instructions.

4.    Distributions; Tax Reporting. Custodian or its agent shall credit to the Borrower’s custodial account(s) all interest, dividends and other income received by Custodian on the Collateral, unless Custodian has received a Notice of Exclusive Control and has had a reasonable time to act thereon. All items of income, gain, expense and loss recognized in the

Collateral Account(s) shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Borrower.

5.    Duties and Services of Custodian.

5.1   The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral or the Collateral Account(s) except as and to the extent expressly set forth in this Agreement (and as between the Borrower and Custodian the Custody Agreement), and no implied duties of any kind shall be read into this Agreement against Custodian including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral and Collateral Account(s).

5.2   Instructions under this Agreement from the Borrower’s authorized representative given in accordance with the terms of the Custody Agreement shall also constitute proper instructions under the Custody Agreement.

5.3   Bank agrees to provide to Custodian, on Exhibit C attached hereto, the names and signatures of authorized parties who may give written notices, instructions or entitlement orders concerning the Collateral Account(s).

5.4   Notwithstanding anything to the contrary in this Agreement, Bank and the Borrower hereby further acknowledge and agree that any Collateral issued outside the United States (“Foreign Security System Assets”) which may be held by Custodian, a sub-custodian within Custodian’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which Custodian or the Sub-Custodian are participants may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Collateral Account(s)). The parties hereby further acknowledge that Custodian gives no assurance that a security entitlement is created under the UCC with respect to any assets held in Euroclear or Clearstream Banking or their successors.

6.    Indemnification of the Custodian.

6.1   The Borrower and Bank hereby agree that Custodian is released from any and all liabilities to the Borrower and Bank arising from the terms of this Agreement and the compliance of Custodian with the terms hereof, except to the extent that such liabilities arise directly from Custodian’s gross negligence or willful misconduct. In no event shall Custodian be liable under this Agreement to the Borrower or Bank or any Person claiming by through or under the Borrower or Bank for consequential or special damages, even if Custodian has been advised of the possibility or likelihood of such damages. This provision shall survive the termination of this Agreement.

6.2   As between the Borrower and Custodian, Custodian shall be and remains entitled to all of the rights, indemnities, powers, and protections in its favor under the Custody Agreement, which shall apply fully to Custodian’s actions and omissions hereunder. This provision shall survive the termination of this Agreement. In addition to such the rights, indemnities, powers, and protections set forth in the Custody Agreement, Borrower hereby agrees to hold harmless, indemnify, and defend Custodian, and its affiliates, successors, assigns, officers, directors, employees, and agents, against all losses, liabilities, claims, litigation, demands, suits, costs (including reasonable attorneys’ fees), disbursements, or expenses incurred as a result of the assertion of any claim by any Person or entity arising out of or otherwise arising from or in connection with or related to this Agreement, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement, except to the extent the losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses are a direct result of Custodian’s gross negligence or willful misconduct.

6.3   As between Custodian and Bank, Bank will hold harmless, indemnify, and defend Custodian, and its affiliates, successors, assigns, officers, directors, employees, and agents, against all losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses arising out of entitlement orders and any other instructions given by Bank to Custodian under this Agreement or actions taken by Custodian in compliance with entitlement orders originated by Bank, or otherwise following instructions of Bank hereunder, including reasonable attorneys’ fees and disbursements, except to the extent the losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses are a direct result of Custodian’s gross negligence or willful misconduct. This provision shall survive the termination of this Agreement.

7.   Custodian Representations. The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custody Agreement and any sub-custodian agreements in connection therewith) with any other Person or entity relating to the Collateral or the Collateral Account(s) under which it has agreed to comply with entitlement orders (as defined in Section 8-102 of the UCC) of such other Person or entity.

8.    Access To Reports. The Custodian will provide access to Bank to view statements of the holdings report of the Collateral Account(s) which is updated on daily basis; provided, however, that Custodian’s failure to provide access to Bank to shall not give rise to any liability hereunder.

9.    Fees and Expenses of Custodian. In addition to the terms of the Custody Agreement, the Borrower hereby agrees to pay and reimburse Custodian for any advances, costs, expenses (including, without limitation, reasonable attorney’s fees and costs) and disbursements that may be paid or incurred by Custodian in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement. This provision shall survive the termination of this Agreement.

10.    Liens; Advances; Right of Offset. Any fees, expenses or other amounts that may be owing to Custodian from time to time pursuant to the terms hereof or of the Custody Agreement shall be secured by any lien, encumbrance and other rights that Custodian may have under the Custody Agreement or applicable law; and Custodian shall be entitled to exercise such rights and interests against the Collateral and Collateral Account(s) in accordance with the terms of the Custody Agreement. Without limiting the generality of the foregoing, Bank furthermore agrees that (a) if Custodian, at its option without any liability or obligation to do so, advances cash or investments to the Collateral Account(s) for any purpose (including but not limited to securities settlements, foreign exchange contracts, assumed settlement or account overdraft) for the benefit of the Borrower, any property at any time held pursuant to this Agreement shall be security therefor and, should Borrower fail to repay Custodian promptly, Custodian shall be entitled to utilize available cash and/or to liquidate assets in the Collateral Account(s) to the extent necessary to obtain reimbursement; and (b) Custodian shall be entitled to utilize available cash and/or to liquidate assets in the Collateral Account(s) for the payment of fees, cost and expenses owing to Custodian with respect to the Collateral Account(s), and all costs and expenses that may be paid or incurred by Custodian in connection with this Agreement, including, without limitation, any that may be incurred in performing Custodian’s duties under this Agreement pertaining to instructions or entitlement orders or a Notice of Exclusive Control issued by Bank.

11.    Notices. Any notice, instruction or other instrument required to be given hereunder requests and demands to or upon the respective parties hereto shall be in writing and may be sent by hand, or by facsimile transmission, or delivery by any recognized delivery service, prepaid or, by certified or registered mail, postage prepaid, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing; provided, however, that any notice to the Custodian shall not be deemed to be given until received by it:

(a)    If to Custodian, then:

Argent Institutional Trust Company

5901 Peachtree Dunwoody Road

Suite C495

Atlanta, GA 30328

Attention: Legal Department

(b)    If to Bank, then:

The Huntington National Bank

45 North Pennsylvania Street

INHP22

Indianapolis, IN 46204

Attn: Michael Felix

Tel: 317-687-2440

Email: Michael.Felix@Huntington.com

(c)    If to Borrower, then:

Midas Series Trust

c/o Bexil Advisers LLC

P.O. Box 4

Walpole, NH 03608

Attention: Russell L. Kamerman, General Counsel

Tel: 212-785-0900, Ext. 275

Email: rkamerman@performancedriven.us

with a copy to:

Midas Series Trust

c/o Midas Management Corporation

P.O. Box 4

Walpole, NH 03608

Attention: Donald Klimoski II, Assistant General Counsel

Tel: 212-785-0900, Ext. 280

Email: dklimoski@performancedriven.us

12.    Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

13.    Termination. This Agreement shall continue in effect until Bank has notified Custodian in writing that this Agreement or its interest in the Collateral Account(s) is terminated. Upon receipt of such notice, Bank shall have no further right to originate instructions with respect to the Collateral or Collateral Account(s) and any previous Notice of Exclusive Control delivered by the Bank shall be deemed to be of no further force and effect.

14.   Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.

15.   Successors; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

16.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof and the jurisdiction of Custodian for purposes of this Agreement shall be the State of Ohio. The Borrower and Bank agree that the state and federal courts in Franklin County, Ohio or any other court in which Custodian initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Borrower or Bank at its addresses described in the Notices section of this Agreement. EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OTHER PARTY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

18.    Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement under their respective seals as of the date first written above.

ARGENT INSTITUTIONAL TRUST COMPANY, as
Custodian

By: /s/ Luke McCabe Name: Luke McCabe Title: Managing Director Its duly authorized officer

THE HUNTINGTON NATIONAL BANK, as Bank

By: /s/ Michael Felix Name: Michael Felix
Title: Senior Vice President Its duly authorized officer

MIDAS SERIES TRUST
on behalf of the Funds, as Borrower

By: /s/ Russell L. Kamerman Name: Russell L. Kamerman, Esq. Title: General Counsel
Its duly authorized officer

Exhibit A

To the

Control Agreement

Participating Funds

Midas Discovery

Midas Special Opportunities

Exhibit B

[Bank letterhead]

Argent Institutional Trust Company

5901 Peachtree Dunwoody Road

Suite C495

Atlanta, GA 30328

Attention: Legal Department

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of March 1, 2026 (as from time to time amended and supplemented, the “Control Agreement”) among the undersigned, The Huntington National Bank (together with its successors and assigns), Midas Series Trust (the “Borrower”) and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Borrower in respect of the Collateral Account(s) or the Collateral assets held by you for Midas Discovery and Midas Special Opportunities (as each such capitalized term is defined in the Control Agreement), and (ii) unless and until otherwise expressly instructed by the undersigned, Custodian shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Collateral Account(s) or the Collateral Account(s) assets.

Very truly yours,

THE HUNTINGTON NATIONAL BANK

By:
Authorized Signatory

cc: Midas Series Trust

   Midas Management Corporation

Exhibit C

[Bank letterhead]

Argent Institutional Trust Company

5901 Peachtree Dunwoody Road

Suite C495

Atlanta, GA 30328 Attention:

Legal Department

The Huntington National Bank, (the “Bank”), hereby certifies that the Persons whose names appear below are authorized to act on its behalf, including the authorization to give instructions, with respect to the Control Agreement among the undersigned, The Huntington National Bank (together with its successors and assigns), Midas Series Trust (the “Borrower”) and you, as Custodian, dated as of March 1, 2026. The Bank further certifies that the true signature of each such Person is set forth below opposite his/her name, and that Custodian may rely upon this certificate until such time as it receives another certificate bearing a later date and has had a reasonable opportunity to act thereon.

NAME	SIGNATURE
Michael Felix Andrew Cardimen Jonathan Ericksen

THE HUNTINGTON NATIONAL BANK

BY:

TITLE:

DATE:

APPENDIX B

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

AUTHORIZATION LETTER

March 1, 2026

Michael Felix

The Huntington National Bank

45 North Pennsylvania Street

INHP22

Indianapolis, IN 46204

Ladies and Gentlemen:

This letter will serve as a notification that Midas Series Trust (the “Borrower”) and Midas Management Corporation (the “Investment Adviser”) have the power and authority to request and enter into borrowings on behalf of those investment series set forth on Exhibit 1.1 (the “Funds” and each a “Fund”) pursuant to that certain Credit Agreement between the Borrower and The Huntington National Bank dated as of even date herewith (“Credit Agreement”). The Borrower is the Borrower referenced in the Credit Agreement. The Adviser is the investment adviser for the Borrower registered under the Investment Advisers Act of 1940 with SEC registration number 801-49079

The Borrower and the Investment Adviser hereby expressly authorize Argent Institutional Trust Company (the “Custodian”) as the Borrower’s designated representative on behalf of the Funds, without any further oral or written instruction, (a) to request advances from The Huntington National Bank (the “Bank”) under the Credit Agreement for the purposes set forth therein on each occasion where a Fund has daily cash needs in excess of the amount of cash then available in the Fund’s Trust Custody Account, and (b) to immediately apply when available the cash held by the Custodian on behalf of the Fund to the repayment of principal and interest of the amounts due by the Fund under the Credit Agreement.

The Borrower and the Investment Adviser hereby acknowledge and agree that all securities of a Fund are to be pledged as security for any and all advances made to the Fund under the Credit Agreement pursuant to the terms of the Pledge and Security Agreement to be entered into between the Bank and the Borrower (the Pledge Agreement”) and upon the delivery of a Report of Pledged Securities to the Bank. The Borrower and the Investment Adviser

hereby authorize and direct the Custodian to execute on behalf of the Fund, a Report of Pledged Securities granting to the Bank a security interest in securities owned by the Fund in an amount equal to the Loan.

Notwithstanding the authority granted to the Custodian in this Authorization Letter, the Borrower and the Investment Adviser shall be at all times responsible for ensuring that the borrowings made by a Fund under the Credit Agreement do not violate the Investment Company Act of 1940 or any of the rules and regulations thereunder. A Fund shall from time to time promptly inform the Custodian of any applicable limitations, restrictions and/or prohibitions on borrowings by the Fund under any agreement binding upon or affecting the Fund.

Nothing in this Authorization Letter shall obligate the Custodian to request any advances under the Credit Agreement. To the extent that the Custodian takes any actions contemplated by this Authorization Letter, the Custodian shall be held to the exercise of reasonable care and shall be without liability to a Fund for any loss, damage, cost, expense (including attorneys’ fees and disbursements), liability or claim unless arising from the gross negligence, bad faith or willful misconduct of the Custodian. The Custodian shall not be under any obligation at any time to ascertain whether a Fund is in compliance with the Investment Company Act of 1940, the rules and regulations thereunder, any other laws, rules or regulations applicable to the Borrower or the Fund, the provisions of the Borrower’s charter documents or by-laws, or the Fund’s investment objectives and policies as then in effect.

Nothing contained in this Agreement shall be deemed to modify or amend the Custody Agreement in effect between the Custodian and the Borrower. The obligations and liabilities of the Bank and the Borrower shall be as set forth in the Credit Agreement and related loan documents.

The Borrower and the Investment Adviser hereby expressly authorize the Bank to act upon the oral and/or written instructions of the Custodian as the Funds’ authorized designated representative, in making advances to the Fund under the Credit Agreement. The authorizations and designations set forth in this Authorization Letter shall remain in force as to a Fund until delivery to the Custodian and the Bank of written notice by Borrower revoking such authorizations and designations.

SIGNATURE PAGE TO FOLLOW

Sincerely yours,

MIDAS SERIES TRUST

By: /s/ Russell L. Kamerman Name: Russell L. Kamerman, Esq. Title: General Counsel

MIDAS MANAGEMENT CORPORATION

By: /s/ Russell L. Kamerman Name: Russell L. Kamerman, Esq. Title: General Counsel

Exhibit 1.1

To the

Authorization Letter

Participating Funds

Date: March 1, 2026

Midas Discovery

Midas Special Opportunities